Exhibit 99.1

EXECUTION VERSION

THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of June 20, 2014 (this “Agreement”), is made by and among RCC RESIDENTIAL PORTFOLIO INC. (“RCC”), a Delaware corporation, RCC RESIDENTIAL PORTFOLIO TRS INC. (“RCC TRS” and collectively and jointly and severally with RCC, the “Sellers” and each a “Seller”), a Delaware corporation, RESOURCE CAPITAL CORP., a Maryland corporation (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”). The Sellers, Guarantor and Buyer (each also a “Party”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time at the request of any of the Sellers, the Parties may enter into transactions in which a Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to such Seller and such Seller to repurchase such Assets in a repurchase transaction at a date not later than the Facility Termination Date, against the transfer of funds by such Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Adjusted Tangible Net Worth”: With respect to any Person as of any date, the Net Worth of such Person minus (i) intangible assets, (ii) goodwill and (iii) prepaid expenses, in each case determined in accordance with GAAP.

“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the knowledge of such Person and each of its Responsible Officers and any officer or employee involved in the negotiation, administration or performance of such Person related to the Repurchase Documents.

“Additional Amount”: Defined in Section 12.06(a).

“Affiliate”: With respect to (i) any Seller or Guarantor, Resource Capital Manager, Inc. and any Subsidiary of Guarantor, or (ii) any other Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Anti–Terrorism Laws”: Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

“Applicable Percentage”: Defined in the Fee Letter.

“Asset”: Any RMBS.

“Asset Termination Notice”: Defined in Section 3.06.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents.

“Buyer’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage used to calculate the Purchase Price for such Purchased Asset on the related Purchase Date.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Change of Control”: The occurrence of any of the following events: (a) if any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of thirty-five percent (35%) or more of the total voting power of all classes of Equity Interests of Guarantor entitled to vote generally in the election of the directors, or (b) Guarantor shall cease to own and control, of record and beneficially one-hundred percent (100%) of the Equity Interests of any Seller.

“Class A Security”: Any Class A RMBS issued by J.P. Morgan Mortgage Trust 2014-2, identified as a ‘Class A Security’ in the related Confirmation.

“Class A2 Security”: Any Class A2 RMBS issued by J.P. Morgan Mortgage Trust 2014-2, identified as a ‘Class A2 Security’ in the related Confirmation.

“Closing Date”: June 20, 2014.

“Code”: The Internal Revenue Code of 1986 and the regulations and rulings issued thereunder, in each case, as amended, modified or replaced from time to time.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit B, executed by a Responsible Officer of Guarantor.

“Confirmation”: A purchase confirmation in the form of Exhibit A, duly completed, executed and delivered by a Seller and Buyer in accordance with Section 3.01.

“Contingent Liabilities”: With respect to any Person as of any date, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off–balance sheet arrangements” (as defined in the Off–Balance Sheet Rules defined below in this definition), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non–Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price–adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non–monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non–discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off–Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off–Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33–8182; 34–47264; FR–67 International Series Release No. 1266 File No. S7–42–02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, the Sellers and Custodian.

“Custodian”: Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: Defined in the Fee Letter.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Dollars” and “$”: Lawful money of the United States of America.

“DTC”: The Depository Trust Company, and its successors and assigns.

“Early Repurchase Date”: Defined in Section 3.04(a).

“Eligible Asset”: An Asset:

(a) that has been approved as a Purchased Asset by Buyer on or before the Purchase Date; and

(b) with respect to which no Representation Breach exists;

provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non–conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”: Any of the following Persons designated by Buyer for purposes of Section 17.08(c): (a) a bank, financial institution, pension fund, insurance company or similar Person or an Affiliate of Buyer, and (b) any other Person to which the Sellers have consented provided, that the consent of the Sellers shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when a Default or Event of Default exists. Such Person shall provide to the Sellers such duly executed IRS forms as the Sellers reasonably request.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974.

“Event of Default”: Defined in Section 10.01.

“Facility Termination Date”: The earliest of (a) June 22, 2015, (b) any Accelerated Repurchase Date and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with Section 12.02.

“Fee Letter”: The fee and pricing letter, dated as of the date hereof, between Buyer and the Sellers and acknowledged by Guarantor.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, memorandum and articles of association, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

“Guarantee Agreement”: The Guarantee Agreement, dated as of the date hereof, made by Guarantor in favor of Buyer.

“Guarantee Default”: Defined in the Guarantee Agreement.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”: Resource Capital Corp., as named in the Guarantee Agreement.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset): (a) all Principal Payments, (b) all Interest Payments and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off–Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any obligation that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy–back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non–Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amount”: Defined in Section 13.01.

“Indemnified Person”: Defined in Section 13.01.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding–up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Payments”: With respect to any Purchased Asset and any period, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset other than principal payments.

“Internal Control Event”: A determination by any court, auditor or other Governmental Authority that fraud exists that involves management or other employees who have a significant role in, the internal controls of any Seller or Guarantor over financial reporting.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“LIBOR”: For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Bloomberg Screen US0001M (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Pricing Rate Reset Date for such Pricing Period. If such rate does not appear on Bloomberg Screen US0001M (or the successor thereto) as of 11:00 a.m., London time, on such Pricing Rate Reset Date, Buyer shall request the principal London office of the Reference Banks selected by Buyer to provide such banks’ offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Reset Date for amounts of not less than the aggregate Repurchase Price of all Purchased Assets. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such banks’ rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Reset Date for amounts of not less than the aggregate Repurchase Price of all Purchased Assets. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

“LIBO Rate”: For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) determined for such Pricing Period in accordance with the following formula:

LIBOR for such Pricing Period
1 – Reserve Requirement

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Margin Call”: Defined in Section 4.01.

“Margin Deficit”: Defined in Section 4.01.

“Margin Excess”: As of any date, an amount equal to the positive difference, if any, between (a) the sum of the products for all Purchased Assets that are Eligible Assets of (i) the Applicable Percentage and (ii) the applicable Market Value of such Purchased Assets and (b) the aggregate Purchase Price as of any date of determination.

“Market Disruption Event”: Any event or events that, in the determination of Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by residential mortgage loans or securities, (b) Buyer’s not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of, or material change since the Closing Date in, the “securities market” for the Purchased Assets or securities similar to the Purchased Assets, or (d) Buyer’s not being able to sell Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.

“Market Value”: For any Purchased Asset as of any date, the lesser of (a) the outstanding principal amount or par value thereof as of such date and (b) the price at which such Purchased Asset could readily be sold (under the circumstances) as of such date as determined by Buyer in its commercially reasonable discretion; provided, that the Market Value of any Purchased Asset which is not an Eligible Asset shall be zero. For the avoidance of doubt, in determining the Market Value of any Purchased Asset, Buyer may take into account such other criteria as Buyer deems appropriate, including, without limitation, volatility, current market conditions, current interest rates and spreads and other market conditions, credit quality, liquidity of position, eligibility for inclusion in structured finance or securitization transactions, subordination, delinquency status and aging.

“Material Adverse Effect”: A material adverse effect on or material adverse change in or to (a) the financial condition of any Seller or Guarantor, (b) the combined ability of the Sellers and Guarantor to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Record, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document or Purchased Asset, or (e) the perfection or priority of any Lien granted under any Repurchase Document.

“Maximum Amount”: The amount set forth in the Fee Letter, which shall not be reduced upon the repurchase of any Purchased Assets; provided, that on and after the Facility Termination Date, the Maximum Amount on any date shall be the aggregate Repurchase Price outstanding for all Transactions as of such earlier date, as such amount declines over the term hereof as Purchased Assets are repurchased and Margin Deficits are satisfied.

“MBS Information”: The information requested by Buyer and required to be delivered or otherwise provided to Buyer or Custodian, as applicable. Where this Agreement provides for any Seller to provide Buyer with all or any part of any MBS Information, to the extent information is not publicly available through Bloomberg, Intex or EDGAR, such Seller shall provide Buyer with a copy of each such item or provide Buyer with a URL address to any service, internet website or other system where Buyer can obtain such information.

“Minimum Margin Amount”: As of any date of determination, an amount equal to the product of (i) 2.00% and (ii) the aggregate outstanding Purchase Price as of such date.

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Assets”: First lien residential real-estate mortgage loans.

“Mortgage-Backed Security”: Either (i) a certificate issued under a trust agreement representing 100% ownership of a Delaware business trust that has issued bonds secured by a pool of Mortgage Assets; (ii) a subordinated bond issued by a Delaware business trust that has issued bonds under an indenture secured by a pool of Mortgage Assets; or (iii) a certificate issued under a pooling and servicing agreement or note issued under an indenture in each case secured by a pool of Mortgage Assets.

“Net Worth”: With respect to any Person and any date, all amounts which would be included under capital (or any like caption) on a balance sheet of such Person, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof and (b) prepaid taxes, all on or as of such date, and in each case determined in accordance with GAAP.

“Net Worth Amount”: Defined in the Fee Letter.

“Non–Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non–U.S. Person”: Defined in Section 12.06(d).

“Notice Date”: Defined in Section 3.01(a).

“Off–Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so–called “synthetic,” tax retention or off–balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Participant”: Defined in Section 17.08(b).

“Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days or (c) Liens granted pursuant to or by the Repurchase Documents.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the Purchase Price for such Purchased Asset, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: Defined in the Fee Letter.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.

“Pricing Rate”: For any Pricing Period, the LIBO Rate for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default exists, the Pricing Rate shall be the Default Rate.

“Pricing Rate Reset Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the Purchase Date for such Purchased Asset, and (b) in the case of any subsequent Pricing Period, the Business Day immediately preceding the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to the Sellers. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received and applied as principal toward the Purchase Price for such Purchased Asset, including insurance and condemnation proceeds and recoveries from liquidation or foreclosure.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is transferred by the related Seller to Buyer or, as applicable, the date on which Buyer pays an amount of additional Purchase Price to such Seller in accordance with this Agreement.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) reduced by any amount of Margin Deficit transferred by a Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (ii) increased by any amount of Margin Excess paid by Buyer to any Seller pursuant to Section 4.02 and applied to the Purchase Price of such Purchased Asset, (iii) reduced by any amounts remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to Section 5.02, and (iv) reduced by any payments made by a Seller in reduction of the outstanding Purchase Price in each case before or as of such determination date with respect to such Purchased Asset.

“Purchased Assets”: (a) For any Transaction, each Asset sold by the related Seller to Buyer in such Transaction and (b) for the Transactions in general, all Assets sold by the

Sellers to Buyer, in each case including, to the extent relating to such Asset or Assets, all of the Seller’s right, title and interest in and to (i) amounts and property from time to time on deposit in the Waterfall Account and the Waterfall Account itself, (ii) Income, and (iii) any Records; provided, that for purposes of the grant of security interest by the Sellers to Buyer and the other provisions of Article 11, Purchased Assets shall also include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (a) and (b).

“Rating Agencies”: Each of Fitch, Inc., Moody’s and S&P.

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller or any other person or entity with respect to a Purchased Asset. Records shall include the certificates, if any, with respect to any Purchased Asset, the related MBS Information and any other instruments necessary to document or service a Purchased Asset.

“Reference Banks”: Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

“Relevant System”: (i) The Depository Trust Company in New York, New York, or (ii) such other clearing organization or book-entry system as is designated in writing by Buyer.

“Remittance Date”: The fifth Business Date day following the 25th day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by the Sellers and Buyer.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by any of the Sellers or Guarantor in any Repurchase Document (including in Schedule 1) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by the related Sellers, Guarantor or Buyer and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge.

“Repurchase Date”: For any Purchased Asset, the earliest of (a) if such Purchased Asset is a Class A Security, ninety (90) days after the related Purchase Date, provided that such date shall be automatically extended for an additional day on each day after the Purchase Date unless Buyer delivers an Asset Termination Notice with respect to such Purchased Asset, in which case the Repurchase Date determined under this clause shall be ninety (90) days after the date of such Asset Termination Notice, (b) the Facility Termination Date, (c) any Early Repurchase Date therefor, and (d) the Business Day on which the related Seller is to repurchase such Purchased Asset as specified by such Seller and agreed to by Buyer in the related Confirmation.

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Guarantee Agreement, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All obligations of the Sellers to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of the Sellers to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against any of the Sellers of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, and (c) all other amounts due and payable as of such date by the Sellers or Guarantor to Buyer or any of its Affiliates under this Agreement or any Repurchase Document.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Reserve Requirement”: For any Pricing Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, presidents, co-presidents, general counsel, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.

“RMBS”: Publicly or privately offered, registered Mortgage-Backed Securities representing beneficial ownership interests in one or more first lien mortgage loans secured by residential properties.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country; that (in the case of preceding clauses (a), (b), and (c), and in the case of this clause (d)) is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Seller” and “Sellers”: Defined in the preamble of this Agreement.

“Servicer”: One or more servicers appointed pursuant to the securitization documentation for a RMBS.

“Servicing Agreement”: The underlying pooling and servicing agreement, servicing agreement or other similar agreement that governs and provides for, among other things, the servicing by the Servicer of the Mortgage Assets.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Subordinate Security”: Any RMBS issued by J.P. Morgan Mortgage Trust 2014-2, identified as a ‘Subordinate Security’ in the related Confirmation.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Taxes”: Defined in Section 12.06(a).

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from a Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to such Seller representing the Purchase Price or any additional Purchase Price for such Asset.

“Transaction Request”: Defined in Section 3.01(a).

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Waterfall Account”: A segregated account established at the Waterfall Account Bank, in the name of, and for the benefit of, Buyer.

“Waterfall Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Buyer.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or an Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to the Sellers and Guarantor, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Repurchase Document to Buyer’s discretion shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. Any requirement of discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to the Sellers or the Purchased Assets.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures.

(a) From time to time during prior to the Facility Termination Date, any Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice (each such date a “Notice Date” and each such notice, a “Transaction Request”) describing the Transaction and each proposed Asset, including, but not limited to, the CUSIP and notional amount. Seller shall promptly transmit to Buyer any applicable MBS Information and any supplemental materials requested at any time by Buyer. Buyer shall conduct a review of the MBS Information and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions specific to the proposed Transaction. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable MBS Information, and any incompleteness or inaccuracies in the related MBS Information will only be acceptable to Buyer if disclosed in writing to Buyer by the related Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from such Seller notwithstanding such incompleteness and inaccuracies Buyer.

(b) If Buyer determines that it is willing to purchase any or all of Assets, such Buyer shall deliver to Seller an unexecuted preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require. If such Confirmation is acceptable to the related Seller, such Seller and Buyer shall each execute such Confirmation, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be deemed to have approved the purchase of an Asset by virtue of any other agreement with respect to such Asset, or (ii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage, or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Buyer and executed by the Parties.

(d) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(e) No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction or (ii) after giving effect to such Transaction, the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount.

(f) On each Purchase Date, (I) the related Seller shall, with respect to Eligible Assets that will be delivered or held in definitive, certificated form, deliver to Buyer or Custodian the original of the relevant certificate with respect to the related Eligible Assets registered in the name of Buyer, (II) with respect to Eligible Assets that will be delivered or held in uncertificated form and the ownership of which is registered on books maintained by the issuer thereof or its transfer agent, the related Seller shall cause the registration of such security or other item of investment property in the name of Buyer and, at the request of Buyer, shall take such other and further steps, and shall execute and deliver such documents or instruments necessary in the opinion of Buyer, to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder and (III) with respect to Eligible Assets that will be delivered through a Relevant System in book entry form and credited to or otherwise held in an account, (i) the related Seller shall cause the giving of written instructions to the relevant financial institution or other entity, and shall provide a copy thereof to Buyer, sufficient if complied with to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder, (ii) in connection with any account to which the Eligible Assets are credited or otherwise held, the related Seller shall execute and deliver such other and further documents or instruments necessary to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder and (iii) any account to which the Eligible Assets are credited or otherwise held shall be designated in accordance with the Custodial Agreement or such variation thereof as Buyer may direct. Unless otherwise instructed by Buyer, any delivery of a security or other item of investment property in definitive, certificated form shall be made to Buyer or Custodian in accordance with the Custodial Agreement. Any delivery of a Purchased Asset in accordance with this subsection, or any other method acceptable to Buyer, shall be effected in a manner sufficient to cause Buyer to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Purchased Assets and, if the Transaction is recharacterized as a secured financing, to have a perfected first priority security interest therein. No Purchased Assets, whether certificated or uncertificated, shall (i) remain in the possession of any Seller, or (ii) remain in the name of any Seller or any of its respective agents, or in any account in the name of any Seller or any of its respective agents.

(g) Buyer may request that as a condition to Buyer’s acceptance of any Purchased Asset, to the extent the information is not publicly available through Bloomberg, Intex or EDGAR, the related Seller shall deliver to Buyer, or provide Buyer with a URL address to any service, internet website or other system where Buyer can obtain, on or prior to the related Purchase Date:

(i) copies of the documents governing such Purchased Asset, the offering documents related to such Purchased Asset, and any ancillary documents required to be delivered to holders of the related securities;

(ii) copies of all related distribution statements, if any, received by such Seller since Seller’s acquisition of such Purchased Asset; and

(iii) any other documents or instruments necessary in the opinion of Buyer to facilitate the delivery of the related MBS Information to Buyer or, if the Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Purchased Asset.

(h) Buyer shall be entitled to exercise any and all voting and corporate rights with respect to the Purchased Assets, including without limitation the right to direct any servicer of, or related trustee under a Servicing Agreement, relating to, any Purchased Asset; provided, however, that notwithstanding the foregoing clause, Buyer hereby grants the related Seller a revocable license to (i) direct any Servicer of, or related trustee under a Servicing Agreement relating to, any Purchased Asset or (ii) vote on any matter, subject however to the terms and conditions of this Agreement; provided, further, that such license shall be automatically revoked upon the occurrence and continuance of any Default or Event of Default hereunder. For so long as a Seller’s license to (i) direct any Servicer or related trustee or (ii) vote on any matter has not been revoked pursuant to the preceding sentence, in the event that Buyer, as holder of a Purchased Asset, is requested to respond to any request, waiver, consent or amendment with respect to such Purchased Asset, Buyer shall consult with the related Seller as to how to respond and shall act in accordance with the directions of such Seller; provided, however, that no vote shall be cast or right exercised or other action taken that would, as determined by Buyer, impair, reduce the value of or otherwise adversely affect the Purchased Assets or that would be inconsistent with or result in any violation of any provision of this Agreement or any other Repurchase Document or the Guarantee Agreement.

Section 3.02 Transfer of Purchased Assets. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of the related Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by the related Seller), and (b) the related Seller hereby sells, transfers, conveys and assigns to Buyer all of such Seller’s right, title and interest in and to such Purchased Asset. Subject to this Agreement, prior to the Facility Termination Date, a Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets.

Section 3.03 Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Amount. If such aggregate outstanding Purchase Price exceeds the Maximum Amount, the Sellers shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.

Section 3.04 Early Repurchase Date; Mandatory Repurchases.

(a) Any Seller may terminate any Transaction or Transactions with respect to any or all Purchased Assets related to such Seller and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (i) such Seller irrevocably notifies Buyer (x) with respect to a repurchase notice submitted subject to such Seller’s sale of the related Purchased Assets to a third party, by 10:00 a.m. New York City time on the next Business Day following the related trade date of such sale or (y) by 10:00 a.m. New York City time at least two (2) Business Days (or such shorter period as the Buyer in its discretion may agree to in writing) before the proposed Early Repurchase Date, in each case identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, and providing the CUSIP and notional amount related to each such Purchased Asset, (ii) if the Early Repurchase Date is not a Remittance Date, such Seller pays to Buyer any amount due under Section 12.03, and (iii) such Seller thereafter complies with Section 3.05; provided, further, that if any Seller elects to repurchase any Subordinate Security on an Early Repurchase Date, the Sellers must also repurchase all other Subordinate Securities subject to Transactions on such Early Repurchase Date.

(b) In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall immediately repurchase any Purchased Asset that no longer qualifies as an Eligible Asset, as determined by Buyer.

Section 3.05 Repurchase. On the Repurchase Date for each Purchased Asset, the related Seller shall transfer to Buyer the Repurchase Price (as of such date) for such Purchased Asset and related Records (if any), and Buyer shall transfer to such Seller such Purchased Asset, whereupon the Transaction with respect to such Purchased Asset shall terminate. Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset and, to the extent any UCC financing statement filed against such Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to such Seller that, to the extent that good title was transferred and assigned by such Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer’s actions or inactions. Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be remitted to the related Seller. Notwithstanding the foregoing, on or before the Facility Termination Date, the related Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations. The portion of all such net proceeds received by Buyer in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement.

Section 3.06 Repurchase Date. At any time after the Purchase Date with respect to any Purchased Asset which is a Class A Security, Buyer may in its sole and absolute discretion deliver a notice to Seller (such notice, an “Asset Termination Notice”) with respect to any Purchased Asset terminating the automatic extension of the Repurchase Date in clause (a) of the definition thereof with respect to such Purchased Asset as of the date of such notice.

Section 3.07 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and the Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, the Sellers shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give the Sellers notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect the Sellers’ obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b) The Sellers shall pay to Buyer all fees and other amounts as and when due as set forth in the Fee Letter.

Section 3.08 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by any Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. The Sellers shall, to the extent permitted by Requirements of Law, pay to Buyer interest on any amounts not paid when due under the Repurchase Documents as provided in Section 17.16 until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer. The Sellers shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account. Amounts in the Waterfall Account may be invested at the direction of Buyer in cash equivalents before they are distributed in accordance with Article 5.

(b) Each Seller will maintain Records in its possession, if any, not delivered to Buyer or Custodian, in a manner consistent with industry practice. Such Records, if any, are and shall be held in trust by the related Seller or its agent for the benefit of Buyer as the owner thereof. Each Seller or its agent shall maintain a copy of the Records and the originals of the Records, if any, not delivered to Buyer or Custodian. The possession of Records, if any, by each Seller or its agent is in a custodial capacity only at the will of Buyer. Each Record retained or held by each Seller or its agent, if any, shall be segregated on such Seller’s books and records from the other assets of such Seller or its agent (or shall contain an electronic notation to reflect the sale to Buyer), and the books and records of such Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer. Each Seller or its agent shall release its custody of the Records, if any, only in accordance with written instructions from Buyer, unless such release is required in connection with a repurchase of any Purchased Asset by such Seller, in each case in accordance with the Custodial Agreement.

Section 3.09 Repurchase Obligations Absolute. All amounts payable by the Sellers under the Repurchase Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, or encumbrance on any Purchased Asset or Record, (b) any Insolvency Proceeding relating to any Seller or any action taken with respect to any Repurchase Document or Record by any trustee or receiver of any Seller or by any court in any such proceeding, (c) any claim that any Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with any Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Record, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not such Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to the Sellers and the Sellers shall be jointly and severally liable for all of the Repurchase Obligations, regardless of whether any such amounts relate to any individual Seller. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) If on any date (i) the Market Value of all Purchased Assets that are Eligible Assets is less than (ii) the sum of the products for each Purchased Asset of (A) Buyer’s Margin Percentage for such Purchased Asset times (B) the outstanding Repurchase Price for such Purchased Asset as of such date (the excess, if any, of (ii) over (i), a “Margin Deficit”), and such Margin Deficit is greater than the Minimum Margin Amount, the Sellers shall upon notice from Buyer (such notice, a “Margin Call”) transfer to Buyer cash, so that after giving effect to such payments, the Margin Deficit has been reduced to zero. Buyer shall apply the funds received in satisfaction of a Margin Deficit to the Repurchase Obligations in such manner as Buyer determines. Notice of a Margin Deficit may be given by any means provided in this Agreement. Any notice received before 11:00 a.m. New York City time on a Business Day shall be met with payment of cash, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time on the following Business Day; notice received after 11:00 a.m. New York City time on a Business Day shall be met with payment of cash, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time two (2) Business Days following the date of such notice.

(b) Buyer’s election not to deliver a Margin Call at any time there is a Margin Deficit shall not waive the Margin Deficit or in any way limit or impair Buyer’s right to deliver a

Margin Call at any time when the same or any other Margin Deficit exists. Buyer’s rights under this Section 4.01 are in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(c) All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account and, notwithstanding the provisions of Section 5.02, shall be applied to reduce the Purchase Price of such Purchased Asset.

Section 4.02 Margin Excess. Prior to the Facility Termination Date, if no Event of Default has occurred and is continuing, if on any Remittance Date the amount of Margin Excess is greater than the Minimum Margin Amount, Buyer shall pay Seller an amount necessary to reduce the Margin Excess to zero on such Remittance Date. Any Margin Excess paid by Buyer under this Section 4.02 shall be applied by Buyer to increase the respective Purchase Prices of the Purchased Assets.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Waterfall Account. The Waterfall Account shall be established at Waterfall Account Bank. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account. Neither the Sellers nor any Person claiming through or under the Sellers shall have any claim to or interest in the Waterfall Account. All Income received by any Seller, Buyer or Waterfall Account Bank in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income, shall be deposited directly into the Waterfall Account and shall be applied to and remitted by Waterfall Account Bank in accordance with this Article 5.

Section 5.02 Before an Event of Default. If no Event of Default exists, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Waterfall Account Bank as directed by Buyer by no later than the next following Remittance Date in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable by any of the Sellers to Buyer under the Repurchase Documents;

third, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting the Sellers’ obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

fifth, to pay to Buyer any other amounts due and payable from any Seller to Buyer and other applicable Persons under the Repurchase Documents; and

sixth, to pay to the Sellers any remainder for their own account subject, however, to the covenants and other requirements of the Repurchase Documents.

Section 5.03 After Event of Default. If an Event of Default exists and in the event that the Buyer has not elected to exercise the remedy of a “deemed sale” in accordance with Section 10.02(a)(ii), all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Waterfall Account Bank as directed by Buyer, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from the Sellers and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until such Purchase Price has been reduced to zero);

fifth, to pay to Buyer all other Repurchase Obligations due to Buyer; and

sixth, to pay to the Sellers any remainder for their own account subject, however, to the covenants and other requirements of the Repurchase Documents.

Section 5.04 Sellers to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from the Sellers to Buyer under this Agreement or any Repurchase Document on a Remittance Date or a Repurchase Date, upon the occurrence of an Event of Default or otherwise, the Sellers shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into the initial Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and the initial Purchase Date:

(a) Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate dated a recent date with respect to each Seller and Guarantor, (iii) certificates of the secretary or an assistant secretary of each Seller and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of such Seller or Guarantor, and the incumbencies and signatures of officers of each Seller and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of each Seller and Guarantor with respect to the execution, delivery and performance thereof, (iv) such opinions from counsel to each Seller and Guarantor as Buyer may require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters and the applicability of Bankruptcy Code safe harbors and (v) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may require;

(b) (i) UCC financing statements have been filed against each Seller in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to each Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer; and

(c) Buyer has received payment from the Sellers of all fees and expenses then payable under the Fee Letter and the other Repurchase Documents, as contemplated by Section 13.02.

Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date therefor:

(a) Buyer has received the following documents: (i) a Transaction Request, (ii) the related MBS Information and (iii) a Confirmation executed by Buyer and Seller;

(b) immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, Material Adverse Effect or Market Disruption Event exists;

(c) the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount after giving effect to such Transaction;

(d) the Sellers and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before the Purchase Date; and

(e) The definitive certificate representing ownership of such Purchased Assets that are subject to such Transaction in the name of Buyer or, if such Purchased Assets that are subject to such Transaction are registered on DTC or similar depository, evidence satisfactory to Buyer that the records of DTC or such depository show Buyer as the beneficial owner of such Purchased Assets that are subject to such Transaction.

Each Confirmation delivered by a Seller shall constitute a certification by such Seller that all of the conditions precedent in this Article 6 (excluding, insofar as it relates to Custodian, (d) above) have been satisfied.

The failure of any Seller to satisfy any of the conditions precedent in this Article 6 (excluding, insofar as it relates to Custodian, (d) above) with respect to any Transaction or Purchased Asset shall, unless such failure was waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon such Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Each of the Sellers represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:

Section 7.01 Sellers. Such Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Such Seller (a) has all requisite power, authority, legal right, licenses and franchises, except where the failure to do so would not cause a Material Adverse Effect, (b) is duly qualified to do business in all jurisdictions necessary, except where the failure to do so would not cause a Material Adverse Effect, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Such Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Such Seller’s location (within the meaning of Article 9 of the UCC), and the office where such Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Such Seller has not changed its name or location within the past twelve (12) months. RCC’s organizational identification number is 5474546 and its tax identification number is 37-1749277. RCC TRS’s organizational identification number is 5476034 and its tax identification number is 36-4778178. Each Seller has no Subsidiaries. The fiscal year of such Seller is the calendar year.

Section 7.02 Repurchase Documents. Each Repurchase Document to which such Seller is a party has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by such Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to such Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of such Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by such Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by such Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of such Seller threatened, against such Seller or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. No Seller or Guarantor is or has been the subject of an Insolvency Proceeding. Each Seller and Guarantor is Solvent and the Transactions do not and will not render any Seller or Guarantor not Solvent. Neither the Sellers nor Guarantor is entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of any Seller or Guarantor. Each of the Sellers has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Each of the Sellers has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Each of the Sellers is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04 Taxes. Each of the Sellers and Guarantor has filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all income, franchise and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, which have become due, and except for those taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Each of the Sellers and Guarantor has paid, or has provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of any Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above. None of the Sellers or Guarantor has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Seller or Guarantor not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of any Seller or Guarantor. The Sellers do not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011–4. If any Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112–1 and will maintain the lists and other records required thereunder.

Section 7.05 Financial Condition. The (i) audited consolidated financial statements of Guarantor as at the fiscal year most recently ended, including, but not limited to, the related audited balance sheet, the related audited statements of income, stockholders’ equity, retained earnings and cash flows, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, and (ii) unaudited balance sheet of Guarantor as at the most recent quarter end and the related unaudited statements of income and retained earnings and of cash flows for the fiscal quarter and year to date quarters then ended, setting forth in each case in comparative form the figures for the previous year, copies of which have been delivered to Buyer, in each case, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. None of the Sellers or Guarantor have any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, none of the Sellers or Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of such Seller or Guarantor.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of any Seller or Guarantor to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of any Seller or Guarantor to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects or, in the case of projections, will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.07 Compliance with Laws. Each Seller and Guarantor has complied in all material respects with all Requirements of Laws. None of the Sellers, Guarantor or any of their respective Affiliates (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. Seller is a “qualified purchaser” as defined in the Investment Company Act. None of the Sellers or Guarantor (a) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (b) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. Each of the Sellers and all of its Affiliates are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. None of the Sellers, Guarantor or any of their respective Affiliates has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Seller, Guarantor, any of their respective Affiliates or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.08 No Default or Material Adverse Effect. No Event of Default exists. No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of such Seller. Such Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Such Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred.

Section 7.09 Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty of the Sellers set forth in the Repurchase Documents (including in Schedule 1 with respect to each Purchased Asset) is true and correct. The review and inquiries made on behalf of each Seller in connection with the previous sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Each Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset. Such Seller has no Knowledge of any fact that could reasonably lead it to expect that any Purchased Asset will not be paid in full.

Section 7.10 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of such Seller in, to and under all Purchased Assets, free and clear of any Liens (other than Permitted Liens) subject to the terms of this Agreement. With respect to the protective security interest granted by such Seller in Section 11.01, upon delivery of the Confirmations and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. The Purchased Assets constitute one or more of the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account or security entitlements. Such Seller has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase

Documents. Such Seller has not authorized the filing of and is not aware of any UCC financing statements filed against such Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.11 No Broker. Neither Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.12 Investment Company Act. None of the Sellers or Guarantor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

Section 7.13 Location of Books and Records. The location where such Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.14 Jurisdiction of Organization. On the Effective Date, the RCC’s jurisdiction of organization is Delaware. On the Effective Date, the RCC TRS’s jurisdiction of organization is Delaware. Each Seller shall provide Buyer with thirty (30) days advance notice of any change in such Seller’s jurisdiction of organization. Neither Seller has, and has not had, a trade name. During the preceding five (5) years, neither Seller has (i) been known by or done business under any other name, corporate or fictitious, and (ii) filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are paid in full and the Repurchase Documents are terminated, each Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

Section 8.01 Existence; Governing Documents; Conduct of Business. Such Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, and (c) not modify or amend without Buyer’s prior written consent (such consent not to be unreasonably withheld) in a manner which would have a Material Adverse Effect or terminate its Governing Documents. Such Seller shall not change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business, registered office or chief executive office (as defined in the UCC) from the location referred to in Section 7.01, unless in each case such Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Such Seller shall comply in all material respects with all Requirements of Laws, including those relating to any Purchased Asset. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Such Seller shall conduct the requisite due diligence in connection with the acquisition of each Asset for purposes of complying with Anti-Terrorism Laws. Such Seller shall maintain the Custodial Agreement in full force and effect. Such Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by such Seller of any Repurchase Document.

Section 8.03 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, such Seller shall take all action necessary or required by the Repurchase Documents, Records or Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence Buyer’s ownership of and first priority perfected security interest in such Purchased Asset, including executing or causing to be executed such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto. Such Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset. Such Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend Buyer’s interest in such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if such Seller grants a Lien on any Purchased Asset in violation of this Section 8.03 or any other Repurchase Document, such Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Such Seller shall not, nor shall it permit any Servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset. Such Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Such Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.04 Actions of the Sellers Relating to Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Upon the occurrence of an Event of Default, such Seller shall not contract, create, incur, assume or permit to exist any further Indebtedness, Guarantee Obligations, Contractual Obligations or Investments. Such Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of the

Purchased Assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.05 Delivery of Income. Such Seller shall cause all applicable Persons to deposit all Income in respect of the Purchased Assets into the Waterfall Account in accordance with Section 5.01 hereof on the day the related payments are due. In connection with each principal payment or prepayment under a Purchased Asset, such Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Purchased Asset to which such payment applies. If such Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, such Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by such Seller, Guarantor or any of their respective Affiliates, Seller shall pay or deliver such Income to Buyer or Custodian on behalf of Buyer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of such Seller.

Section 8.06 Delivery of Financial Statements and Other Information.

(a) The Sellers shall inform Buyer when the Guarantor’s financial statements and regular SEC reporting requirements have been posted to EDGAR and shall provide Buyer with a Compliance Certificate within fifteen (15) days after its quarterly financial statements have been posted to EDGAR; provided, that if Guarantor no longer files its financial statements or reports on EDGAR, the Sellers shall provide Buyer with Guarantor’s financial statements and reports and a Compliance Certificate on the same frequency as previously provided.

(b) The Sellers shall deliver to Buyer promptly upon reasonable request by Buyer, information regarding the portfolio of the Sellers or the Guarantor, including information regarding asset allocation, leverage, liquidity and measure of portfolio risk (VaR or its equivalent) and such other information respecting the condition or operations of the Sellers or Guarantor as requested by Buyer.

Section 8.07 Delivery of Notices. Such Seller shall promptly notify Buyer of the occurrence of any of the following of which such Seller has Knowledge together with a certificate of a Responsible Officer of such Seller setting forth details of such occurrence and any action such Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach;

(b) any violation of Requirements of Law, material decline in the value of such Seller’s or Guarantor’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c) the existence of any Default, Event of Default or material default under or related to any Indebtedness, Guarantee Obligation or Contractual Obligation of such Seller or Guarantor; and

(d) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects any Seller, Guarantor or any Affiliate of any Seller or Guarantor, or any Purchased Asset (but not with respect to underlying mortgage loans associated with a Purchased Asset), (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction or Purchased Asset, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

Section 8.08 Reserved.

Section 8.09 Financial Covenant. Guarantor shall at all times maintain an Adjusted Tangible Net Worth greater than or equal to the Net Worth Amount.

ARTICLE 9

[RESERVED]

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) any Seller or Guarantor fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential within one (1) Business Day of when due, or (iii) any other amount within two (2) Business Days of when due, in each case under the Repurchase Documents;

(b) any Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents to which such Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of such Seller under Section 8.03 and Section 17.08(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by any Seller;

(c) any Representation Breach (excluding the asset-level representations and warranties set forth on Schedule 1) or breach of any covenant exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by any Seller;

(d) any Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);

(e) any Seller, Guarantor or any Affiliate of the Sellers or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, warehouse, security or other agreement (other than under this Agreement) between any Seller, Guarantor or any Affiliate of the Sellers or Guarantor and Buyer or any Affiliate of Buyer;

(f) an Insolvency Event occurs with respect to any Seller or Guarantor;

(g) a Change of Control occurs;

(h) a final judgment or judgments for the payment of money with respect to any Seller or Guarantor that is not insured against is entered against such Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i) a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of any Seller or Guarantor, (ii) displace the management of any Seller or Guarantor or curtail its authority in the conduct of the business of such Seller or Guarantor, (iii) terminate the activities of any Seller or Guarantor as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of any Seller of the foregoing as a buyer or a seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

(j) any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of any Seller or Guarantor thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of any Seller, Guarantor or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by such Seller or any other Person, in each case directly, indirectly, in whole or in part;

(k) Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset other than as a result of Buyer’s actions;

(l) any Seller or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of any Seller or Guarantor as an “investment company”;

(m) any Seller or Guarantor engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and such Seller or Guarantor fails to obtain such consent;

(n) any Seller or Guarantor fails to deposit, or fails to direct a third-party to deposit, to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within two (2) Business Days of when due;

(o) any Seller or Guarantor admits in writing that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(p) Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyers’ rights in the Purchased Assets; or

(q) the occurrence of a Guarantee Default.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to the Sellers (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Sections 10.01 (f) or (o)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b) All amounts in the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c) To the extent not already completed and recorded, Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Records then held by Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Records of the Sellers. The Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may immediately, at any time and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets without providing any representations and warranties on an “as-is where is” basis in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give the Sellers credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, credit against other Repurchase Obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto and apply such Income in accordance with the provisions of Article 5 hereof.

(e) The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to the Sellers or any other Person prior to exercising any remedy in respect of an Event of Default.

(f) Each of the Sellers shall be jointly and severally liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g) Buyer shall be entitled to seek an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if any Seller fails or refuses to perform its obligations as set forth herein or therein.

(h) Each of the Sellers hereby appoints Buyer as attorney-in-fact of such Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i) Buyer may, without prior notice to the Sellers, exercise any or all of its set-off rights including those set forth in Section 17.17. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 17.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Each of the Sellers agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Each of the Sellers hereby expressly waives any defenses such Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. Buyer and the Sellers intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to the Sellers secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents in the event that any Governmental Authority recharacterizes the Transactions as other than sales, and as security for each of the Sellers’ performance of the Repurchase Obligations, each of the Sellers hereby grants to Buyer a Lien on and security interest in all of the right, title and interest of such Seller in, to and under the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of such Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (i) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (ii) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set-off any mutual debt and claim) and under any other agreement between Buyer and the Sellers, (iii) without limiting the generality of the foregoing, Buyer shall be entitled to set-off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (iv) the possession by Buyer or any of its agents, including Custodian, of the Records, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (v) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and each of the Sellers hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (x) each Purchased Asset secures the Repurchase Obligations of each of the Sellers with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (y) if an Event of Default exists, no Purchased Asset relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to each of the Sellers.

Section 11.03 Sellers to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any obligation of any Seller or any other Person in connection with any Purchased Asset whether or not Buyer exercises any right with respect thereto. Each of the Sellers shall remain liable under the Purchased Assets to perform all of such Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Each of the Sellers agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and such Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Period, Buyer shall give prompt notice thereof to the Sellers, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred.

Section 12.03 Breakfunding. Each of the Sellers shall indemnify Buyer and hold Buyer harmless from any loss, cost or expense (including reasonable legal fees and expenses) which Buyer may sustain or incur arising from (a) the failure by any Seller to terminate any Transaction after a Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by any Seller to sell Eligible Assets to Buyer after such Seller has notified Buyer of a proposed

Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Pricing Period.

Section 12.04 Increased Costs. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement (a) shall subject Buyer to any tax or increased tax of any kind whatsoever with respect to the Repurchase Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for income taxes and any changes in the rate of tax on Buyer’s overall net income), (b) shall impose, modify or hold applicable any increase in reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) shall impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case the Sellers or Guarantor shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable.

Section 12.05 Capital Adequacy. If Buyer determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then, in any such case, the Sellers shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such reduction.

Section 12.06 Withholding Taxes.

(a) All payments made by the Sellers or Guarantor to Buyer or any other Indemnified Person under the Repurchase Documents and by underlying obligors with respect to the Purchased Assets shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer or such other Indemnified Person is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Buyer or such other Indemnified Person has a present or former connection, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by the Sellers for its own account not later than the date when due. If any taxes are required to be deducted or withheld from any amounts payable to Buyer and/or any other Indemnified Person, then Sellers or Guarantor shall (x) make such deduction or withholding, (y) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; and (z) pay to Buyer or other Indemnified Person such additional amounts as may be necessary so that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase and any penalties) is not less than the amount that would have been paid absent such deduction or withholding (the amounts described in this clause (z), the “Additional Amount”). The foregoing obligation to pay Additional Amounts, however, will not apply with respect to (i) net income or franchise taxes, imposed on Buyer and/or any other Indemnified Person, with respect to payments required to be made by Seller under the Repurchase Documents, by a taxing jurisdiction in which Buyer and/or any other Indemnified Person is organized, conducts business or is paying taxes (as the case may be) or (ii) any U.S. federal withholding tax imposed on “withholdable payments” made after December 31, 2013 on a Transaction made after March 18, 2012, if the Buyer is a “foreign financial institution” that fails to comply with the requirements of section 1471(b) of the Code or a “non-financial foreign entity” that fails to comply with section 1472(b) of the Code, each as in effect on the date hereof, or Treasury regulations or administrative guidance promulgated thereunder. Promptly after any Seller or Guarantor pays any taxes referred to in this Section 12.06, the Sellers or Guarantor will send Buyer appropriate evidence of such payment.

(b) In addition, the Sellers agree to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c) The Sellers and Guarantor agree to indemnify Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 12.06(c), and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Buyer shall have provided the Sellers with evidence, reasonably satisfactory to the Sellers, of payment of Taxes or Other Taxes, as the case may be.

(d) If a Person acquires any of the rights and obligations of Buyer as an Eligible Assignee under this Agreement, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a “Non-U.S. Person”), such Non-U.S. Person shall deliver to the Sellers on or before the date on which such Person becomes a party to this Agreement, two duly completed and executed copies of, as applicable, IRS Form W-8BEN or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. If the Non-U.S. Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding tax through benefit of a treaty, such Person shall deliver a Form W-8ECI. If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest,” such Person shall deliver both the Form W-8BEN and a statement certifying that such Person is not a bank, a “10 percent shareholder” or a “controlled foreign corporation” within the meaning of Section 881(c)(3) of the Code. If any previously delivered form or statement becomes inaccurate with respect to the Non-U.S. Person that delivered it, the Non-U.S. Person shall promptly notify the Sellers of this fact.

(e) Without prejudice to the survival or any other agreement of the Sellers and Guarantor hereunder, the agreements and obligations of the Sellers and Guarantor contained in this Section 12.06 shall survive the termination of this Agreement. Nothing contained in this Section 12.06 shall require Buyer to make available any of their tax returns or other information that it deems to be confidential or proprietary.

Section 12.07 Payment and Survival of Repurchase Obligations. Buyer may at any time send the Sellers a notice showing the calculation of any amounts payable pursuant to this Article 12, and the Sellers shall pay such amounts to Buyer within ten (10) Business Days after the Sellers receive such notice. The obligations of the Sellers under this Article 12 shall apply to Eligible Assignees and Participants and survive the termination of the Repurchase Documents.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Each of the Sellers shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than income taxes and franchise taxes of Buyer and other than those actually paid for by Seller under Article 12 above or excluded under clause (viii) below), fees, costs, expenses (including reasonable legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Records, the Purchased Assets, the Transactions, any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document) any Transaction, or any Purchased Asset (ii) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (iii) any violation or alleged violation of, non-compliance with, or liability under any Requirements of Law, (iv) any failure by any Seller to perform or comply with any Repurchase Document, Record or Purchased Asset, (v) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any transaction involving any Repurchase Document or Purchased Asset, (vi) the execution, delivery, filing or recording of any

Repurchase Document, Record or any memorandum of any of the foregoing, (vii) any Lien or claim arising on or against any Purchased Asset under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (viii) Seller’s failure to pay when due any Taxes for which Seller is liable, including, without limitation, Taxes payable in connection with any Purchased Asset; provided that, Seller shall not pay any of the foregoing taxes that are imposed solely upon the execution of an Assignment and Acceptance pursuant to Section 17.08(c), grant of a participation pursuant to Section 17.08(b), or the designation of a new applicable lending office or other office for receiving payments under any Repurchase Document, except to the extent that any such action is requested or required by Seller, or (x) the Sellers’ conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence, fraud or willful misconduct, as determined by a court of competent jurisdiction pursuant to a final, non–appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, the Sellers shall defend, indemnify and hold such Indemnified Person harmless from and against all actual reasonable expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor from such Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms hereof, then the Sellers shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and the Sellers on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send the Sellers a notice showing the calculation of Indemnified Amounts, and the Sellers shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after the Sellers receive such notice. The obligations of the Sellers under this Section 13.01 shall apply to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02 Expenses. The Sellers shall promptly on demand pay to or as directed by Buyer all reasonable and documented third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or

Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel, custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by the Sellers of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Intention of Parties with respect to Transactions. The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (b) for the grant of a security interest set forth in Article 11, and any Guarantee Agreement which the Parties intend to constitute a security agreement or arrangement or other credit enhancement related to this Agreement and the Transactions hereunder, to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in one or more of Sections 555, 559 or 362(b)(6) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract,” including (x) the rights, set forth in Article 10 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 17.17 and in Section 362(b)(6) of the Bankruptcy Code, and (d) all transfers of cash, securities or other property under or in connection with this Agreement or any Transaction with respect to any Purchased Asset are “margin payments”, “settlement payments” or other “transfers” made “by or to (or for the benefit of)” a “master netting agreement participant”, a “financial institution” or a “financial participant” (each as defined in the Bankruptcy Code) such that Buyer shall be entitled to the “safe harbor” benefits and protections afforded under Sections 546(e) and 546(f) of the Bankruptcy Code, and all obligations under this Agreement, the Guarantee Agreement, each Confirmation or any Transaction constitute obligations in respect of termination values, payment amounts or other transfer obligations within the meaning of, as applicable, Sections 362, 546, 555 and 561 of the Bankruptcy Code.

Section 14.02 Liquidation of Purchased Assets. The Parties intend, acknowledge and agree that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate, terminate or accelerate such Transactions as described in Section 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Insured Depository Institution. The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal

Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties expressly represent, warrant, acknowledge and agree that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a) in the case of Transactions in which one of the Parties is a broker or dealer registered with the United States Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the United States Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Transactions in which one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

MISCELLANEOUS

Section 17.01 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 17.02 Submission to Jurisdiction; Service of Process. Each of the Parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that either party may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against the other party or its properties in the courts of any jurisdiction. Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 17.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 17.03 IMPORTANT WAIVERS.

(a) EACH OF THE SELLERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY

OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) EACH OF THE SELLERS AND GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 17.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 17.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 17.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 17.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 17.04 Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 17.05 Single Agreement. Each of the Sellers and Guarantor agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set-off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of the Sellers with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of the Sellers to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 17.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 17.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 17.08 Assignments and Participations.

(a) None of the Sellers or Guarantor shall sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties or obligations under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void.

(b) Buyer may at any time, without the consent of or notice to the Sellers, sell participations to any Person (other than a natural person or the Sellers, Guarantor or any Affiliate of the Sellers or Guarantor) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to the Sellers for the performance of such obligations, and (iii) the Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to Section 17.08(c), but shall not be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Sellers’ prior written consent. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 17.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 17.08(c).

(c) Buyer may at any time, without consent of the Sellers or Guarantor but upon notice to the Sellers, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit C (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 17.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 17.08(b).

(d) The Sellers and Guarantor shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to the Sellers without the consent of the Sellers.

(e) Buyer shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Repurchase Documents to any Eligible Assignee.

Section 17.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to the related Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 17.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, attorneys, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents or Purchased Assets, (e) to the extent required to consummate and administer a Transaction, and (f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 17.10; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 17.11 No Implied Waivers. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of the Sellers, Guarantor and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 17.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex 1 or such other address as such Party shall specify from time to time in a notice to the other Party. Any notice delivered to Seller shall be deemed to be effective as a delivery to all of the Seller. Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day. A Party receiving a notice that does not comply with the technical requirements of this Section 17.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 17.13 Counterparts; Electronic Transmission. Any Repurchase Document may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. Delivery of an executed counterpart of any Repurchase Documents by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of such Repurchase Document.

Section 17.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, any Seller or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, the Sellers or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, the Sellers or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 17.14 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 17.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Each of the Sellers shall take such action as requested by Buyer or as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Each of the Sellers shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Each of the Sellers shall execute any and all documents reasonably required to fulfill the intent of this Section 17.15.

(b) Each of the Sellers will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c) If any Seller fails to perform any of its Repurchase Obligations, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by such Seller. Without limiting the generality of the foregoing, each Seller authorizes Buyer, at the option of Buyer and the expense of such Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, the Sellers will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to the Sellers or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of the Sellers in any Purchased Asset against prior parties, and the Sellers hereby agree to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, the Sellers waive or are deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 17.16 Default Rate. To the extent permitted by Requirements of Law, the Sellers shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 17.17 Set–off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, each of the Sellers and Guarantor hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of the Sellers and Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of the Sellers or Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of the Sellers, Guarantor or any Affiliate of the Sellers or Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to the Sellers or Guarantor and to set–off against any Repurchase Obligations or Indebtedness owed by the Sellers or Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to the Sellers or Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of any of the Sellers or Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by the Sellers or Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to the Sellers or Guarantor, any such notice being expressly waived by the Sellers or Guarantor to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by the Sellers or Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Each of the Sellers and Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by the Sellers and Guarantor under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY THE SELLERS AND GUARANTOR.

Buyer or any Indemnified Person shall promptly notify the affected Seller, Guarantor or any Affiliate of the Sellers or Guarantor, as appropriate, after any such set–off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 17.17 shall be effective to create a charge or other security interest. This Section 17.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

Section 17.18 Sellers’ Waiver of Setoff. Each of the sellers hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 17.19 Power of Attorney. Each of the Sellers hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets without such Seller’s signature thereon as Buyer, at its option, may deem appropriate. Each of the Sellers hereby appoints Buyer as such Seller’s agent and attorney in fact to execute any such financing statement or statements in such Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” on behalf of such Seller, and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Each of the Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 17.19.

Section 17.20 Periodic Due Diligence Review. At the Sellers’ reasonable expense, Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, the Sellers or Guarantor, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise; provided, however, that prior to an Event of Default, any such related expenses in excess of $10,000 in any given calendar year shall be at the expense of the Buyer. Upon reasonable prior notice to any Seller or Guarantor, unless a Default or an Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of such Seller or Guarantor, and the Records in the possession of such Seller or Guarantor. Each of the Sellers shall make available to Buyer, upon its reasonable request, one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of the Sellers and Guarantor for the purpose of answering questions of Buyer concerning any of the foregoing. Buyer may purchase Purchased Assets from any Seller based solely on the information provided by the Sellers to Buyer in the MBS File and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 17.21 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the Parties under the Repurchase Documents.

Section 17.22 Patriot Act Notice. Buyer hereby notifies the Sellers and Guarantor that Buyer is required by the Patriot Act to obtain, verify and record information that identifies the Sellers and Guarantor.

Section 17.23 Successors and Assigns; No Third Party Beneficiaries. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns. Nothing in the Repurchase Documents, express or implied, shall give to any Person other than the Parties any benefit or any legal or equitable right, power, remedy or claim under the Repurchase Documents.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLERS:

RCC RESIDENTIAL PORTFOLIO INC.

By:	/s/ Anthony Coniglio
Name:	Anthony Coniglio
Title:	SVP

RCC RESIDENTIAL PORTFOLIO TRS INC.

By:	/s/ Anthony Coniglio
Name:	Anthony Coniglio
Title:	SVP

GUARANTOR:

RESOURCE CAPITAL CORP.

By:	/s/ Jeffrey Blomstrom
Name:	Jeffrey Blomstrom
Title:	SVP

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Prylock
Name:	Michael Prylock
Title:	Managing Director

EXHIBIT A

FORM OF CONFIRMATION

June 20, 2014

Wells Fargo Bank, National Association

c/o Wells Fargo Securities LLC

375 Park Avenue, 2nd Floor

New York, New York 10152

Attention: Michael Pryluck

Re:	Master Repurchase and Securities Contract, dated as of June 20, 2014 (the “Agreement”), by and among Wells Fargo Bank, National Association (“Buyer”), RCC Residential Portfolio Inc., RCC Residential Portfolio TRS Inc., and Resource Capital Corp., as Guarantor (“Guarantor”)

Ladies and Gentlemen:

This is a Confirmation executed and delivered by the Seller listed on the signature block below (the “Seller”) and Buyer pursuant to Section 3.01 of the Agreement. Terms used but not defined herein are as defined in the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Assets:	As described in Appendix 1 hereto

Market Value:	As described in Appendix 1 hereto

Applicable Percentage:	[ ]%

Purchase Date:	[ ], 20[ ]

Repurchase Date:	[ ], 20[ ]

Purchase Price:	$[ ]

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1. All of the Seller’s conditions precedent in Article 6 of the Agreement have been satisfied.

Exhibit A-1

2. Seller hereby represents and warrants that all of the representations and warranties made or deemed made by the Seller in the Agreement (including Schedule 1 to the Agreement) are true and correct as of the Purchase Date.

Seller:

[RCC RESIDENTIAL PORTFOLIO INC.] [RCC RESIDENTIAL PORTFOLIO TRS INC.]

By:
Name:
Title:

Buyer:

Acknowledged and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit A-2

Appendix I to Confirmation

List of Purchased Assets, including, as applicable:

	Asset name	Asset Type	Issuer’s Name	Trustee	Face Amount	Current Principal Balance	Last Payment Date	Next Payment Date	Current Interest Rate	CUSIP	Moody’s Rating Initial/Current	S&P Rating Initial/Current	Fitch Rating Initial/Current	Market Value
1.

Exhibit A-3

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[            ] [    ], 20[    ]

Wells Fargo Bank, National Association

c/o Wells Fargo Securities LLC

375 Park Avenue, 2nd Floor

New York, New York 10152

Attention: Michael Pryluck

Re:

Master Repurchase and Securities Contract, dated as of June 20, 2014 (the “Agreement”), by and among Wells Fargo Bank, National Association (“Buyer”), RCC Residential Portfolio Inc. (“RCC”), RCC Residential Portfolio TRS Inc. (“RCC TRS” and collectively and jointly and severally with RCC the “Sellers” and each a “Seller”), and Resource Capital Corp., as Guarantor (“Guarantor”)

This Compliance Certificate is furnished pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am a duly elected Responsible Officer of Guarantor.

2. All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

3. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of the Guarantor during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

4. The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

5. Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.09 of the Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to

Exhibit B-1

Section 8.09 of the Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of Guarantor and the consolidated results of its operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

6. Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 8 of the Agreement, each for the immediately preceding fiscal quarter.

7. To the best of my knowledge, each of the Sellers and Guarantor has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below

8. Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which the Sellers, Guarantor or any Affiliate has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of [            ], 201[    ].

Name:
Title:

Exhibit 1: Financial Statements

Exhibit 2: Financial Covenant Compliance Calculations

Exhibit B-2

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

1. Reference is made to the Master Repurchase and Securities Contract dated as of June 20, 2014 (the “Agreement”) by and among RCC Residential Portfolio Inc., RCC Residential Portfolio TRS Inc., Resource Capital Corp. (“Guarantor”) and Wells Fargo Bank, National Association (“Buyer”).

2.                      (“Assignor”) and                      (“Assignee”) hereby agree as follows:

3. Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Agreement (collectively, the “Assigned Interest”).

4. Assignor:

(a) hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b) other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Sellers or the performance or observance by the Sellers of any of its Obligations.

5. Assignee:

(a) confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b) agrees that it will, independently and without reliance upon Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

Exhibit C-1

(c) represents and warrants that its name set forth on Schedule I hereto is its legal name;

(d) agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Buyer; and

(e) The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

6. As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Obligations) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).

7. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

8. This Assignment and Acceptance and any claim, controversy or dispute arising under or related to or in connection with this Assignment and Acceptance, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

9. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

Exhibit C-2

Schedule I

to

ASSIGNMENT AND ACCEPTANCE

Assignor:

Assignee:

Effective Date:	, 201

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage		%

Assignor:

,
as Assignor

[Type or print legal name of Assignor]

By
Name:
Title:

Dated: , 201

Exhibit C-3

Assignee:

,
as Assignee
[Type or print legal name of Assignee]

By
Name:
Title:

Dated: ,

Address for Notices:

Exhibit C-4